EXHIBIT 10.04

NUSTAR GP HOLDINGS, LLC

LONG-TERM INCENTIVE PLAN

Amended and Restated as of April 1, 2007

1.	Purpose of the Plan.

The NuStar GP Holdings, LLC Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of NuStar GP Holdings, LLC, a Delaware limited liability company (the “Company”), by providing to employees, consultants, and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company and its subsidiaries.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or Unit Appreciation Rights granted under the Plan, the term “Affiliate” means all Persons with whom the Company could be considered a single employer under Section 414(b) or Section 414(c) of the Code substituting “50 percent” in place of “80 percent” in determining a controlled group of corporations under Section 414(b) of the Code and in determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code.

“Award” means an Option, Performance Unit, Restricted Unit, Unit Grant, Phantom Unit or Unit Appreciation Right granted under the Plan, and shall include tandem DERs granted with respect to an Option, Phantom Unit or Unit Appreciation Right.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) the Company’s (or applicable Affiliate’s) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Company (or applicable Affiliate), (iv) the Company’s (or its applicable Affiliate’s) reasonable determination that the Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (v) the Company’s (or applicable Affiliate’s) reasonable determination that (a) the Participant has violated any policy of the Company (or applicable Affiliate), including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment, or (b) the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company or any of its Affiliates.

                                “Change of Control” means the occurrence of any of the following events:

(i)           the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)          the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in the Company cease to be owned by the Persons who own such interests as of the effective date of the initial offering of Units; or

(iii)         the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all of the Company’s assets to any Person other than its Affiliates; or

(iv)         a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the initial offering of Units, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority in interest of the members of the Company at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

(v)          the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Partnership.

Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Company Agreement” means the Amended and Restated Limited Liability Company Agreement of NuStar GP Holdings, LLC, as it may be subsequently amended or restated from time to time.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Company or any of its Affiliates as a consultant or advisor, as applicable, provided that (i) such individual is a natural person, (ii) such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company, and (iii) the grant of an Award to such Person could not reasonably be expected to result in adverse federal income tax consequences under Section 409A of the Code.

“Covered Participants” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated like such a covered employee.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, Unit Appreciation Right or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who performs services for the Company and its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Units, Performance Cash or DERs.

“Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6(f) hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.

“Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

“Performance Period” means the time period designated by the Committee during which performance goals must be met.

“Performance Unit” means an Award, designated as a Performance Unit in the form of Units or other securities of the Company, granted to a Participant pursuant to Section 6(f) hereof, the value of which is determined, in whole or in part, by the value of Units and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Phantom Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.

“UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.

“Unit” means a Unit of the Company.

“Unit Grant” means an Award of an unrestricted Unit.

3.	Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

4.	Units.

(a)          Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 2,000,000. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.

(b)           Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, or any other Person, or any combination of the foregoing as determined by the Committee in its sole discretion.

(c)           Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number and, provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award or (ii) except as permitted in Section 7(c), materially reduce the benefit to the Participant without the consent of the Participant.

5.	Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.	Awards.

(a)          Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of its Fair Market Value as of the date of grant.

(ii)           Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.

(iii)          Forfeitures. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with or consulting services to the Company or its Affiliates or membership on the Board, whichever is applicable, involuntarily for Cause or on a voluntary basis (other than for retirement, death or disability of the Participant (see Section 6(e)(ix) below)), (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the 30th day following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. If a Participant’s employment, consulting services or membership on the Board is involuntarily terminated by the Company other than for Cause: (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the last day of the twelfth month following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv)          DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(b)          Restricted Units and Unit Grants. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Unit Grants shall be granted, the number of Restricted Units and/or Unit Grants to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)            UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

(ii)           Forfeitures. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with or consulting services to the Company or its Affiliates or membership on the Board, whichever is applicable, for any reason (other than for retirement, death or disability of the Participant (see Section 6(e)(ix) below)) during the applicable Restricted Period, all outstanding Restricted Units shall be forfeited by the Participant at the close of business on the date of the Participant’s termination. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to the Participant’s Restricted Units.

(iii)          Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(c)           Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i)            DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)           Forfeitures. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with or consulting services to the Company or its Affiliates or membership on the Board, whichever is applicable, for any reason (other than for retirement, death or disability of the Participant (see Section 6(e)(ix) below)) during the applicable Restricted Period, all outstanding Phantom Units shall be forfeited by the Participant at the close of business on the date of the Participant’s termination. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to the Participant’s Phantom Units.

(iii)          Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(d)          Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)            Exercise Price. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant.

(ii)           Vesting/Time of Payment. The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and exercisable and the time or times at which a Unit Appreciation Right shall be paid in whole or in part.

(iii)          Forfeitures. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the

Company or one of its Affiliates, upon termination of a Participant’s employment with or consulting services to the Company or its Affiliates or membership on the Board, whichever is applicable, involuntarily for Cause or on a voluntary basis (other than for retirement, death or disability of the Participant (see Section 6(e)(ix) below)), (i) that portion of any Unit Appreciation Rights that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment and (ii) all vested but unexercised Unit Appreciation Rights previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the 30th day following the date of such Participant’s termination, unless a Unit Appreciation Right expires earlier according to its original terms. If a Participant’s employment, consulting services or membership on the Board is involuntarily terminated by the Company other than for Cause: (i) that portion of any Unit Appreciation Right that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment and (ii) all vested but unexercised Unit Appreciation Rights previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the last day of the twelfth month following the date of such Participant’s termination, unless an Unit Appreciation Right expires earlier according to its original terms. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(iv)          Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(e)	General.

(i)            Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards.

(A)         Except as provided in Section 6(e)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)         Except as provided in Section 6(e)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C)         To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii)          Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

(iv)          Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)           Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi)          Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii)         Change of Control. Unless specifically provided otherwise in the Award Agreement, upon a Change of Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option or UAR is not exercised, or a Phantom Unit or Restricted Unit does not vest, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit.

(viii)        Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to the Award.

(ix)          Retirement, Death, Disability. Except as otherwise determined by the Committee and included in the Participant’s Award agreement, if the Participant’s employment, consulting services or membership on the Board is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according the Award’s original terms, provided, however, that any Restricted Units held by such Participant which remain unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.

(f)	Performance Based Awards.

(i)            Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Cash, or DERs to Participants subject to the

Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units granted under the Plan shall have a minimum Restricted Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or retirement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(ii)           Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Partnership generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(iii)          Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, Units, or a combination thereof as determined by the Committee.

7.	Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)          Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any member, Participant, other holder or beneficiary of an Award, or other Person.

(b)          Amendments to Awards Subject to Section 7(a). The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c)           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan or such Award.

8.	General Provisions.

(a)          No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)          Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c)           No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d)          Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflict of laws principles.

(e)          Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to the extent reformation would avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award or to require the Participant’s consent.

(f)           Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)          Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(h)          No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(i)            No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)            Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)           Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(l)            Participation by Affiliates. In making Awards to Consultants and Employees employed by an Affiliate, the Committee shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse the such Affiliate for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate.

(m)         Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)          No Guarantee of Tax Consequences. None of the Board, the Company, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

9.	Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

10.	Special Provisions Applicable to Covered Participants.

Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 10 in addition to the requirements of Section 6(f), above. Should conditions set forth under this Section 10 conflict with the requirements of Section 6(f), the conditions of this Section 10 shall prevail.

(a)          Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

(b)          Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria.

(c)           Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

(d)          Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

(e)          Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(f)           Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

(g)          Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 10.

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